CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Tilson Investment Trust and to the use of our report dated December 29, 2010 on Tilson Focus Fund's and Tilson  Dividend Fund's (each a series of shares of beneficial interest of Tilson Investment Trust) financial statements and financial highlights.  Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

                          BBD, LLP

Philadelphia, Pennsylvania
February 28, 2011